(c) Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28277, 333-46691, 333-77961 and 333-0091) of
Puma Technology, Inc. of our report dated December 30, 1999, relating to the financial statements of ProxiNet, Inc., which appears in the Current Report on Form 8-K/A of Puma Technology, Inc. dated January 10, 2000.


PRICEWATERHOUSECOOPERS LLP

/s/  PricewaterhouseCoopers LLP

San Jose, California
January 10, 2000



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